Exhibit 10.12
CONSULTANT AGREEMENT MODIFICATION
BETWEEN

CSC Applied Technologies LLC	AND	Gulfstream International Airlines, Inc.
6500 West Freeway, Suite 600,		3201 Griffin Road, 4th Floor,
Fort Worth, TX 76116		Fort Lauderdale, FL

AGREEMENT:	GIA 2006-2

MODIFICATION NO:	1

EFFECTIVE DATE:	20 July 2006
This supplemental agreement modifies the referenced Used Beechcraft 1900D Airliner Operating Lease Agreement as follows:
Article 2.1 is hereby revised to modify the lease expiration date from August 8, 2006 to March 31, 2008.
All other terms and conditions of this consultant agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS CONSULTANT AGREEMENT MODIFICATION AS OF THE DATES SET FORTH BELOW:

GULFSTREAM INTERNATIONAL AIRLINES		CSC APPLIED TECHNOLOGIES LLC

/s/ Kay S. Diekemper

BY:	/s/ David F. Hackett	BY: Kay S. Diekemper

TITLE	: President	TITLE: Senior Contracts Manager

DATE:	7/24/06	DATE: 20 July 2006

[LETTER]

USED BEECHCRAFT 1900D AIRLINER OPERATING LEASE AGREEMENT
between
CSC APPLIED TECHNOLOGIES LLC
and
GULFSTREAM INTERNATIONAL AIRLINES, INC.
LEASE AGREEMENT NO. GIA 2006-2
AIRCRAFT SERIAL NO. UE-27
DATE: June 8, 2006

OPERATING LEASE AGREEMENT
     This Operating Lease Agreement (“Agreement”) is made and entered into at West Palm Beach, Florida, as of the date of its execution by the last of the parties hereto to execute the same, by and between CSC Applied Technologies LLC, a Delaware Limited Liability Company, with its principal place of business at 6500 West Freeway, Suite 600, Ft. Worth, Texas 76116 (hereafter “Lessor”), and GULFSTREAM INTERNATIONAL AIRLINES, INC., a Florida corporation, with its principal place of business at 3201 Griffin Road, 4TH Floor, Ft. Lauderdale, Florida 3312 (“Lessee”). This Lease Agreement shall hereinafter be occasionally referred to as the “Lease”.
     In consideration of the mutual promises, covenants and agreements set forth herein, Lessor and Lessee agree as follows:
ARTICLE 1: LEASE OF AIRCRAFT
1.1	Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, one (1) used Beechcraft Model 1900D Airliner aircraft manufactured by Raytheon Aircraft Company (hereafter “Manufacturer”), as identified in Exhibit “B” attached hereto, hereinafter referred to as the “Aircraft”.

1.2	All Exhibits referred to herein and attached hereto are by this reference incorporated as an integral part of this Lease, subject to the terms and conditions set forth herein.

1.3	Lessee is the holder of U.S. Federal Aviation Administration (“FAA”) Air Carrier Certificate No. GUUA428B issued pursuant to 14 CFR §121, and intends to operate the Aircraft to be furnished to it hereunder pursuant to said Certificate. Therefore, compliance with 14 CFR §91:23 is not required.
ARTICLE 2: TERM OF LEASE AND RENTAL PAYMENTS
2.1	This Lease shall be for a term of two (2) months (hereafter “Lease Term”). The Lease Term will commence on June 8, 2006 (“Lease Commencement Date”) and expire on August 8, 2006 unless extended by mutual agreement of the parties. Either party shall have the right to terminate this Lease at any time prior to the aforesaid expiration date by providing written notice to the other party at least ten (10) days prior to the date of the proposed termination of the Lease, or automatically upon completion of a sale of the Aircraft from Lessor to Lessee. Upon expiration or termination of this Lease as provided herein, except in the case of a sale of the Aircraft to Lessee, Lessee will return the Aircraft to Lessor in accordance with the provisions set forth below in Article 14.

2.2	Beginning on the Rental Commencement Date, Lessee will pay Lessor rental in the amount of [*] for the ten-day period in which the aircraft is undergoing inspection by the Lessee. Upon completion of the inspection, Lessee shall pay [*] per calendar month payable in arrears commencing on date Lessee assumes AUTEC flight schedule. The Monthly Rental Payments due thereafter shall be due and payable in arrears to Lessor on the 1st day of each subsequent calendar month. Lessee’s obligations to pay all rent and other sums payable hereunder are absolute and unconditional, and without regard to:

(A) any write-up, set-off, counterclaim or any other right which Lessee may have against Lessor, the Manufacturer, the manufacturers of any other part of the Aircraft, or any other person for any reason whatsoever; (B) unavailability or interruption in use of the Aircraft, including governmental requisition thereof, or limitations or restrictions in use of the Aircraft due to governmental action; (C) bankruptcy, reorganization or similar legal status on the part of Lessor, Lessee, any of the aforesaid manufacturers or any other person; (D) Total Loss of the Aircraft until this Lease is terminated upon receipt by Lessor of the Stipulated Value in accordance with Article 10.2; and (E) any default of Lessee under this Lease, including, but not limited to, any failure of Lessee to redeliver the Aircraft at the end of the Lease Term.

2.3	If any payment due hereunder to Lessor by Lessee is delayed, directly or indirectly, by Lessee’s action or inaction, then such delayed payment shall be subject to interest at 1.25 times the prime interest rate charged by Bank of America (New York, N.Y.) during the period of such nonpayment.
ARTICLE 3: AIRCRAFT SELECTION
3.1	Lessee acknowledges and agrees that (i) the Aircraft selected to be leased hereunder is of the quality, size, design, capacity and manufacture selected by Lessee in its sole discretion; and (ii) Lessee is satisfied that the Aircraft selected is suitable for Lessee’s purposes.
ARTICLE 4: LESSEE’S FINAL ACCEPTANCE OF AIRCRAFT
4.1	Delivery of Aircraft. The Aircraft shall be offered for acceptance and delivery in accordance with the following procedure:
(A)	The parties acknowledge that Lessor is currently in possession of the Aircraft and the Aircraft shall remain in the possession of Lessor until the delivery and acceptance of the Aircraft under this Lease. Lessor shall deliver the Aircraft to Lessee at Lessee’s hangar located at Ft. Lauderdale-Hollywood International Airport.

(B)	The Aircraft shall be deemed to have been delivered to Lessee upon execution and delivery by Lessee of the Certificate of Final Acceptance in the form attached hereto as Exhibit “B”.

(C)	The Aircraft shall be deemed to have been delivered at the geographical point where the Aircraft was located at the time of the execution of the Certificate of Acceptance and Delivery.
ARTICLE 5: WARRANTIES AND LESSOR’S DISCLAIMER
5.1	Lessor warrants that Lessee shall have the right to possession and quiet enjoyment of the Aircraft during the Lease Term so long as Lessee is not in default.

5.2	LESSEE ACKNOWLEDGES AND UNDERSTANDS THAT THE ORIGINAL MANUFACTURER’S WARRANTY ON THE AIRCRAFT (INCLUDING ENGINES AND AVIONICS EQUIPMENT) HAS EXPIRED. THUS, THERE IS NO MANUFACTURER’S WARRANTY COVERAGE OFFERED OR AVAILABLE ON THE AIRCRAFT.

5.3	LESSEE ACKNOWLEDGES AND UNDERSTANDS THAT LESSOR IS NOT THE MANUFACTURER OF THE AIRCRAFT TO BE LEASED HEREUNDER. THEREFORE, LESSOR LEASES THE AIRCRAFT TO LESSEE IN AN “AS IS” AND “WITH ALL FAULTS” CONDITION. LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS TO LESSEE, EITHER EXPRESS OR IMPLIED, AS TO:
(A)	THE CONDITION, DESIGN, OPERATION, FITNESS FOR USE OR MERCHANTABILITY OF THE AIRCRAFT;

(B)	THE FITNESS OF THE AIRCRAFT FOR ANY PARTICULAR PURPOSE OF LESSEE;

(C)	THE AIRWORTHINESS OF THE AIRCRAFT; OR

(D)	ANY OTHER MATTER WHATSOEVER, IT BEING EXPRESSLY AGREED BY THE PARTIES THAT ALL RISKS RELATING TO OR ARISING FROM LESSEE’S USE AND OPERATION OF THE AIRCRAFT SHALL BE BORNE AND ASSUMED SOLELY BY LESSEE.
5.4	WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSOR SHALL NOT BE LIABLE FOR ANY DEFECTS, EITHER LATENT OR PATENT, IN THE AIRCRAFT NOR FOR ANY GENERAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES FOR DIMINUTION OF MARKET VALUE, LOSS OF USE OF THE AIRCRAFT, LOSS OF PROFITS OR FOR ANY INTERRUPTION IN LESSEE’S BUSINESS OCCASIONED BY ITS INABILITY TO USE THE AIRCRAFT FOR ANY REASON WHATSOEVER. LESSOR SHALL NOT BE LIABLE FOR ANY DAMAGES CLAIMED BY LESSEE OR ANY OTHER PERSON OR ENTITY UPON THE THEORIES OF NEGLIGENCE OR STRICT LIABILITY IN TORT.

5.5	In no event shall any defect in, or unfitness of, the Aircraft relieve Lessee of its obligation to pay rent or make any other payments required under this Lease, nor relieve Lessee of any other obligation hereunder.
ARTICLE 6: OWNERSHIP AND INSPECTION OF AIRCRAFT
6.1	Lessee acknowledges and agrees to each of the following:
(A)	Ownership of and title to the Aircraft and all equipment installed therein and accessions thereto shall vest in and remain with Lessor.

(B)	Lessee will make no claim nor assert any right to the Aircraft inconsistent with Lessor’s ownership and title thereto.

(C)	If required by the FAA or if requested by Lessor, Lessee will cause the Aircraft to have plainly, distinctly and permanently affixed to it at all times during the Lease Term a statement (in size, form and location reasonably satisfactory to Lessor) indicating that the Aircraft is owned by Lessor and, if applicable, financed by a specifically-named third party.

(D)	Lessee will at all times keep the Aircraft free and clear from any and all liens, claims, charges, encumbrances and legal processes and, at Lessee’s expense, will protect and defend Lessor’s title to the Aircraft from and against all liens, claims, charges, encumbrances and legal processes which may arise during the Lease Term.

(E)	Lessee will, whenever requested by Lessor during the Lease Term, execute and deliver to Lessor any agreements, instruments and documents, in a form satisfactory to Lessor, which may be necessary to fully consummate the various undertakings contemplated herein and necessary for the protection of Lessor’s title to the Aircraft.

(F)	Lessee will allow Lessor to make reasonable periodic inspections of the Aircraft.

(G)	Lessee will make reports in such form (consistent with standard industry practice) and at such times as Lessor may reasonably require with regard to the Aircraft, including, but not limited to, the use, operation, location and condition of the Aircraft.
6.2	Lessee understands and agrees that this Lease is an operating lease and Lessee will not acquire any right of beneficial ownership or equity in the Aircraft by reason of the payment of any rentals hereunder or by virtue of any other reason or legal theory. Lessee shall not have the right to register the Aircraft in Lessee’s name with the FAA or any other governing authority, unless Lessor specifically agrees in writing.
ARTICLE 7: MAINTENANCE AND RECORDS
7.1	Lessee shall, at its own expense and at all times during the Lease Term, maintain the Aircraft and cause the Aircraft to remain currently certified and completely airworthy and in good and safe operating order, repair and condition in accordance with the requirements of the FAA and any other governmental authorities having jurisdiction therefor. Lessee, at its own expense, shall also pay for all fuel, service, inspections, overhauls, replacements, substitutions, improvements, storing, hangaring, maintenance and Airworthiness Directives respecting the Aircraft and will permit all such required inspections, replacements, substitutions, maintenance and repair work to be performed only at service facilities duly licensed by the FAA, approved by the Manufacturer and acceptable to Lessor, and only by appropriately licensed and currently certificated persons duly qualified to perform such work as and when required thereby.

7.2	Lessee will operate the Aircraft in compliance with all FAR requirements set forth under Title 14 of the Code of Federal Regulations, as well as any other applicable laws or regulations.

7.3	Lessee will maintain the Aircraft in accordance with the Manufacturer’s operating, inspection and maintenance manuals or Lessee’s FAA-approved maintenance and inspection program, and in compliance with all applicable FAR requirements set forth under Title 14 of the Code of Federal Regulations (hereinafter sometimes referred to as “Maintenance Program”).

7.4	Lessee shall prepare and maintain all records pertaining to the Aircraft during the Lease Term in accordance with all applicable rules and regulations of the FAA and any other governmental authorities. Such records shall be prepared and maintained in a commercially prudent manner and shall provide a complete historical record of the Aircraft, including, but not limited to, the use, operation, servicing and maintenance of the Aircraft, and all Airworthiness Directives and Service Bulletins that may be issued relative to the Aircraft. A complete record of the number of Manufacturer’s defined and specified cycles completed by the Aircraft shall also be maintained in appropriate Log Books or other permanent records for the Aircraft.

7.5	All records which Lessee is required to prepare, maintain and retain under this Article shall be available for examination and copying by Lessor at all reasonable times. Lessee agrees to furnish any information in respect to the location and use of the Aircraft that Lessor may reasonably request. Lessee shall deliver, free of charge, all such records in complete and current form to Lessor upon return of the Aircraft to Lessor.

7.6	Lessee, at its sole expense, may make alterations, modifications, additions or improvements to the Aircraft, provided that:
(A)	any such alteration, modification, addition or improvement has been approved by the Manufacturer of the Aircraft and/or required by the FAA;

(B)	any such alteration, modification, addition or improvement does not eliminate any of the Aircraft’s capabilities, nor reduce its value or utility, nor impair its warranty, airworthiness, certifications, safety or performance; and

(C)	Lessee receives Lessor’s prior written approval.
Unless otherwise agreed in writing, all such alterations, modifications, additions and improvements to the Aircraft shall become a part of the Aircraft leased hereunder. Lessee shall promptly notify Lessor in writing of the nature of any contemplated alteration, modification, addition or improvement, and if Lessor’s written approval is given, Lessee shall subsequently notify Lessor upon the completion of the alteration, modification, addition or improvement that such work has been accomplished and all required entries in the Log Books or other permanent records of the Aircraft have been made and certified by FAA-authorized Inspectors.

ARTICLE 8: USE AND OPERATION OF AIRCRAFT
8.1	Lessee warrants that the Aircraft will be used only for lawful purposes in the normal course of Lessee’s business. Lessee’s use and operation of the Aircraft is restricted to the areas of operation authorized in Lessee’s FAA-approved operations specifications. Lessee will not use or operate the Aircraft in any geographic area for which Lessee has not obtained and is maintaining, in full force and effect, the insurance coverage required under this Lease. Additionally, Lessee must obtain and carry adequate insurance coverage protecting the Aircraft against confiscation, war risks and allied perils for any operations outside of the United States of America and/or Canada.

8.2	During the Lease Term, Lessee shall hold and maintain in good standing a current and valid operating certificate in conformity with FAR Parts 91, 121 and/or 135, as such FARs may be applicable to Lessee’s usage and operation of the Aircraft. Lessee agrees to use and operate the Aircraft only in full compliance with all applicable FAR requirements and in accordance with the terms, conditions and provisions of all insurance policies required under this Lease.

8.3	During the Lease Term, Lessee will abide by and conform to all applicable laws, ordinances, orders, rules and regulations, whether federal, state, municipal, foreign or otherwise, now existing or hereafter enacted (including, without limitation, those now or hereafter promulgated by the FAA and any other governmental agency having jurisdiction over the Aircraft), which control or in any way affect the possession, maintenance, condition, operations, use or airworthiness of the Aircraft, or the use of any premises or facilities occupied by the Aircraft.

8.4	Lessee will not load, use, operate, maintain, service, repair, hangar or store the Aircraft negligently, abusively, improperly or in violation of this Lease or so as to void or adversely affect any insurance covering the Aircraft. Lessee will keep the Aircraft adequately protected at all times when not in use.
ARTICLE 9: INSURANCE
9.1	Lessee will, at all times and at its sole expense, obtain and carry the types and amounts of insurance coverage specified below:
(A)	“All Risk” hull insurance on the Aircraft, both In-Flight and Not In-Flight, including ingestion and foreign object damage, in amounts not less than the value stated in Exhibit “A” (“Stipulated Value”) attached hereto. All policies of insurance carried in accordance with this subsection (A) will provide that the insurance proceeds from any loss involving the Aircraft will be payable to Lessor.

(B)	Aircraft passenger liability and public liability insurance for protection against bodily injury and property damage , including such additional liability insurance as is necessary to cover Lessee’s incidental use and operation of the Aircraft, with limits no less than U.S. $100,000,000.00 combined single limit per occurrence. Such insurance will not favor Lessee or any other insured as against Lessor, its officers, agents, servants, employees, successors or assigns as to priority of application of insurance proceeds in satisfaction of claims against more than one insured.

(C)	Hull War and Allied Perils coverage for the amount of the Stipulated Value (including governmental confiscation coverage), and Liability War and Allied Perils coverage (form AVN 52D) in the amount of U.S. $50,000,000.00, or if the FAA offers such War and Allied Perils insurance coverage which affords to Lessor equal to or better coverage and amounts as required by form AVN52D, Lessee may carry such War and Allied Perils coverage under an FAA insurance policy.

(D)	Insurance on the Aircraft’s engines, which covers said engines and other parts when they are not installed on the Aircraft or another aircraft, under a contract of all risks property insurance for an amount which will at no time shall be less than the replacement cost of said engines or parts, the terms and conditions of which do not provide for any payment by Lessee in the form of a deductible in an amount greater than U.S. $100,000.00.

(E)	Workers’ Compensation — Statutory and Employer’s Liability — $5,000,000 per occurrence, bodily injury by accident or disease, including death. Provide Defense Base Act coverage if applicable.
All insurance policies maintained by Lessee in accordance with subsections (A) through (E) above will also comply with each of the following requirements:
(1)	name Lessor as loss payee with respect to the insurance maintained in accordance with the relevant provisions of subsections (A), and (D) above, and as additional insured with respect to the insurance maintained in accordance with the relevant provisions of subsections (B) (C) and (E) above;

(2)	be in the kind and form satisfactory to Lessor and issued by insurers of recognized responsibility which are satisfactory to Lessor;

(3)	be primary without right of contribution from any other insurance which is carried by Lessor with respect to its interest in the Aircraft;

(4)	waive any right of subrogation of the insurer against Lessor; likewise, Lessee will w aive any right of subrogation against Lessor to the same extent the Lessee has waived its rights of recovery under the terms of this agreement;

(5)	provide that Lessor shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance policies;

(6)	provide that if such insurance is canceled by insurers for any reason whatsoever, or any substantial change is made in policy terms, conditions or coverage adverse to the interests of Lessor, or the policy is allowed to lapse for nonpayment of premium, such cancellation, substantial change or lapse will not be effective as to Lessor until thirty (30) days (seven [7] days or such shorter period as is customary with respect to War Risks coverages / ten [10] days in the event of cancellation due to nonpayment of premium) after Lessee’s insurers send written notice of the cancellation, substantial change or lapse in policy terms, conditions or coverage to Lessor via certified mail or fax transmission;

(7)	provide that in respect of the interest of Lessor in such policies, the insurance will not be invalidated by any action or inaction of Lessee and will insure Lessor regardless of any breach or violation by Lessee of any warranty, declaration or condition contained in such insurance policies;

(8)	provide that the geographic limits, if any, contained in such policy will include at a minimum all territories over which Lessee will operate the Aircraft; and

(9)	Lessee will furnish to Lessor evidence of the aforesaid insurance coverage in certificate form. Evidence of renewal of each policy will thereafter be furnished to Lessor in certificate form. Lessee covenants that it will not do any act or voluntarily suffer or permit any act to be done whereby any insurance required hereunder will or may be suspended, impaired or defeated.
9.2	Lessee’s use of the Aircraft may be terminated by Lessor, at any time and without notice, in the event Lessee fails to maintain in force any of the insurance coverage required under this Article. Lessor also maintains the right to purchase any insurance coverage that Lessee fails to obtain, Lessee will promptly reimburse Lessor for all such charges.

9.3	Lessee warrants that the Aircraft shall be operated:
(A)	only by duly licensed pilot operators currently certificated as qualified to operate the Aircraft in compliance with the laws of the United States or any other state or local governmental authorities having jurisdiction therefor; and

(B)	in accordance with the provisions of the insurance policy or policies issued in connection therewith.
ARTICLE 10: LOSS OR DAMAGE
10.1	Lessee assumes and shall bear the entire risk of loss, destruction, theft, taking of or damage to the Aircraft from any cause whatsoever. Lessee shall promptly report to Lessor in writing any loss, destruction, theft, taking of or damage to the Aircraft, and shall promptly provide to Lessor copies of all reports or documents made or given by Lessee relating thereto.

10.2	No loss, destruction, theft, taking of or damage to the Aircraft, however occurring and whether or not the same is covered by insurance, shall relieve Lessee of any of its obligations under this Lease.

ARTICLE 11: GENERAL INDEMNITIES
11.1	Lessee shall exonerate and indemnify Lessor, its officers, employees, representatives, insurers, agents and assigns, against and hold them harmless from, any and all claims, actions, suits, proceedings, losses, judgments, damages and liabilities (including reasonable attorneys’ fees) and all other costs and expenses in connection therewith or incident thereto, for death or injury to any person (other than Lessor or Lessor’s employees) whomsoever, and for any loss or damage to, or destruction of, any property whatsoever, caused by or arising out of, or in any way connected with or resulting from:
(A)	the Aircraft or any property or persons aboard or connected with the Aircraft;

(B)	the manufacture, acquisition, selection, delivery, possession, use, condition, operation, storage, maintenance, servicing, repair or return of the Aircraft, at any time during the Lease Term; and

(C)	strict liability in tort relating to the Aircraft, provided that Lessee shall have no obligation to indemnify Lessor for any acts or omissions on the part of the manufacturer of the Aircraft or any of its parts or components.
11.2	LESSEE HEREBY AGREES TO RELEASE, PROTECT, INDEMNIFY AND HOLD LESSOR HARMLESS, TOGETHER WITH ITS OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND INSURERS, FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, SUITS, PROCEEDINGS, JUDGMENTS, COSTS, FINES, EXPENSES, LOSSES, DAMAGES AND LIABILITIES WHICH IN ANY MANNER RELATE TO OR ARISE OUT OF THE INJURY OR DEATH OF ANY PERSON, OR DAMAGE TO OR LOSS OF PROPERTY, OCCASIONED BY OR RESULTING FROM (A) ANY ACCIDENT OR FAILURE OF THE AIRCRAFT OR ANY OF ITS EQUIPMENT WHICH OCCURS AT ANY TIME DURING WHICH LESSEE OPERATES THE AIRCRAFT, (B) ANY ACTS OR OMISSIONS OF LESSEE IN THE INSPECTION, REPAIR, MAINTENANCE, SERVICING OR OPERATION OF THE AIRCRAFT, AND (C) ANY ACTS OR OMISSIONS OF LESSEE IN FULFILLING THE WARRANTIES AND COVENANTS STIPULATED IN THIS AGREEMENT.

11.3	With respect to causes of action accruing during the Lease Term, the indemnities specified above in Article 11.1 and 11.2 shall remain in full force and effect notwithstanding the expiration or other termination of this Lease.
ARTICLE 12: LICENSES, CERTIFICATES, PERMITS, FEES AND TAXES
12.1	Lessee shall, at its sole expense, procure and maintain in effect all licenses, certificates, permits and other approvals and consents required by any municipal, state, federal or foreign laws and regulations in connection with the possession, use and operation of the Aircraft. Lessee shall pay promptly when due all registration, title, license, landing, toll, permit and certificate fees, all assessments, sales, use, gross receipts, property and any and all other taxes or other charges of whatever nature (hereinafter collectively called “impositions”) and by whomever payable (except federal or state taxes levied on Lessor’s net income), now or hereafter imposed by any state, federal, local or foreign governmental authority upon any use, ownership, rental, shipment, transportation, delivery or operation of the Aircraft or upon or measured by any payments due hereunder.

12.2	If any such impositions and any penalties or interest thereon shall be paid by Lessor or if Lessor is required to collect and pay any thereof, Lessee shall, upon demand by Lessor, promptly reimburse Lessor for such sums and for any expenses incurred therein, and any such payment made by Lessor for Lessee shall not relieve Lessee from its obligation to pay all such impositions as provided hereunder.
ARTICLE 13: DEFAULT AND REMEDIES
13.1	An “Event of Default” shall be deemed to occur if:
(A)	Lessee fails to pay when due any monthly rental payment or any other sum payable to Lessor under this Lease or under any other lease or promissory note between Lessor and Lessee, if such failure continues for a period of ten (10) days beyond the due date of such payment;

(B)	An “Event of Default” (other than nonpayment) should occur under any lease agreement, purchase agreement, promissory note and/or security agreement between Lessor and Lessee, whether currently in existence or executed subsequent hereto, if such failure continues for a period of thirty (30) days after Lessor has given Lessee notice of such failure;

(C)	Lessee fails to perform or observe any material covenant, warranty, condition, obligation or agreement to be performed, honored or observed by it hereunder, if such failure continues for a period of ten (10) days after Lessor has given Lessee notice of such failure;

(D)	any carrier of insurance cancels or reduces coverage under any policy of insurance required hereunder or determines that Lessee is an uninsurable risk at standard rates;

(E)	Lessor determines that any material warranty or representation of Lessee herein was untrue when made;

(F)	Lessee’s Air Carrier Certificate (reference Article 1.3) is revoked or suspended for any reason;

(G)	Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due or such fact is determined in a judicial proceeding, files a voluntary petition in bankruptcy, has a petition in bankruptcy filed against it, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceedings, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or the holders of its Common Stock shall take any action contemplating its dissolution or liquidation;

(H)	Lessee attempts to sell, transfer, sublet, encumber or part with possession of the Aircraft or any item thereof in breach of this Lease; or

(I)	Lessee is in default under any material obligation which it has for the payment of money to any person or entity.
13.2	Upon the occurrence of any Event of Default, Lessor may elect to declare this Lease to be in default and immediately take one or more of the following actions:
(A)	proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessee of the applicable covenants and terms of this Lease or to recover from Lessee any and all damages or expenses which Lessor shall have sustained by reason of Lessee’s default under this Lease or on account of Lessor’s enforcement of its remedies hereunder;

(B)	terminate Lessee’s rights under this Lease, whereupon Lessee, at Lessee’s sole cost and expense, shall cause the Aircraft to be delivered to Lessor in accordance with Article 14;

(C)	declare all rentals and other sums payable by Lessee under this Lease immediately due and payable;

(D)	take possession of the Aircraft, whereupon Lessee’s right to the possession of the Aircraft shall terminate.
13.3	In the event of any such repossession as provided above in Article 13.2, Lessor may take such further actions and pursue such rights and remedies as allowed under applicable law.

13.4	No right or remedy conferred upon or reserved to Lessor by this Lease shall be exclusive of any other right or remedy herein or provided by law or at equity. All rights and remedies conferred upon Lessor by this Lease or by law shall be cumulative and in addition to every other right and remedy available.

13.5	In the event of any Event of Default, Lessee will pay to Lessor a reasonable sum for attorneys’ fees and such costs and expenses as shall have been incurred by Lessor in the enforcement of any right or privilege hereunder.
ARTICLE 14: RETURN OF AIRCRAFT
14.1	Upon the expiration or termination of this Lease, Lessee will, unless a loss or damage to the Aircraft has occurred, at its expense and within seventy-two (72) hours: (i) redeliver the Aircraft and Aircraft Documents to Lessor at Lessor’s facility in Palm Beach, Florida or such other location agreeable between the Parties; (ii) cause the Aircraft to be free and clear of all security interests and liens (other than liens caused by Lessor); and (iii) cause the following items relating to the Aircraft to be delivered to Lessor:
(A)	All records of maintenance, preventative maintenance, alterations and major repairs;

(B)	All airframe and engine logbooks endorsed for current total time and cycles for the airframe, total time and cycles for each engine and an entry for total time and cycles since overhaul and hot section inspection for each engine. The airframe logbook must include all appropriate endorsements (i.e. maintenance releases) verifying that the avionics have been periodically tested and inspected in accordance with all applicable provisions of the FAR requirements and Lessee’s Maintenance Program;

(C)	A current written summary certified by an FAA-licensed mechanic listing the status of all applicable Airworthiness Directives, Mandatory Service Bulletins, and Service Bulletins for the airframe, engines and appliances;

(D)	A written summary certified by an FAA-licensed mechanic of the current status of life limited and/or overhauled components for the airframe, engines (in accordance with the Manufacturer’s recommended intervals), engine accessories and appliances as defined in the most current revision(s) of all Manufacturers’ maintenance publications applicable to the Aircraft.

In addition, Lessee must provide the following documentation and data for each component having an overhaul or inspection requirement of life limit, which components are identified in pertinent sections of Lessee’s Maintenance Program applicable to the Aircraft as follows: (i) an airworthiness release certificate or maintenance release tag, (ii) the vendor work order or copy thereof verifying the details of each component overhaul, and (iii) an appropriate record certifying the date and expended time status of the component when installed (i.e. copy of log or inspection squawk card).

To the extent not covered above, Lessee will also deliver to Lessor all work cards, computerized maintenance history, component serviceability tags, STCs, 337s, NDT radiographs, maintenance manuals, structural repair manuals, flight manuals, and crew manuals in an acceptable media, including CD-ROM. All manuals or other documents delivered to Lessor which are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document. If the Aircraft is on a computerized maintenance program, such program will be up-to-date in accordance with the Manufacturer’s recommended maintenance schedule and fully assignable to Lessor at redelivery.

Lessee acknowledges that each of the items described above must be provided to Lessor upon return of the Aircraft, regardless of whether Lessee has conducted its periodic inspections of the Aircraft pursuant to pertinent sections of Lessee’s

Maintenance Program or in accordance with an inspection program approved by the FAA. Lessee hereby expressly waives its right of objection to the right of Lessor under this Agreement to demand redelivery of the Aircraft and logbooks upon an Event of Default being notified by Lessor to Lessee.
14.2	Immediately prior to redelivering the Aircraft, Lessee will make the Aircraft available to Lessor for inspection (“Final Inspection”) in order to verify that the condition of the Aircraft complies with this Lease. All costs in connection with the Final Inspection (except for Lessor’s own inspectors’ salaries, travel expenses and other out-of-pocket expenses) will be for the account of Lessee. The Final Inspection will be long enough to permit Lessor to:
(A)	Inspect the aircraft, engine and propeller logbooks, and maintenance records;

(B)	Inspect the Aircraft and uninstalled parts;
14.3	To the extent that, at the time of Final Inspection, the condition of the Aircraft or an Engine does not comply with this Lease, Lessee will at its option:
(A)	Immediately rectify the non-compliance and to the extent the non-compliance extends beyond the expiration of the Lease, the Lease Term will be automatically extended and this Lease will remain in force until the non-compliance has been rectified; or

(B)	Redeliver the Aircraft to Lessor and indemnify Lessor, and provide to Lessor’s satisfaction, cash as security for the indemnity, against the cost of putting the Aircraft or Engine (as the case may be) into the condition required by this Lease.
14.4	Provided Lessee has complied with its obligations under this Lease, following redelivery of the Aircraft by Lessee to Lessor, Lessor will deliver to Lessee an acknowledgment confirming that Lessee has redelivered the Aircraft to Lessor in accordance with the Lease.
ARTICLE 15: ASSIGNMENTS AND BENEFITS
15.1	This Lease may be assigned by Lessor, at its sole discretion and at any time, either in whole or in part, upon written notice to Lessee.

15.2	This Lease may be assigned by Lessee, either in whole or in part, but only with the prior written consent of Lessor, given or withheld in Lessor’s sole discretion.

15.3	This Lease shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.
ARTICLE 16: NOTICES
16.1	Any formal notice required or allowed hereunder shall be deemed sufficiently given if personally delivered or sent by certified mail (return receipt requested) or fax to the party to whom said notice is to be given. Notices sent by certified mail, return receipt requested, shall be deemed to be served seventy-two (72) hours after the date said notice is postmarked to the addressee, postage prepaid. Notices sent by fax shall be deemed to have been served on the day sent.

16.2	Until changed by written notice given by either party to the other, the addresses of the parties shall be as follows:
(A)	The Lessor:

CSC Applied Technologies LLC Attn: President 6500 West Freeway, Suite 600 Ft. Worth, TX 76116 Fax: 817-737-1811

(B)	The Lessee:

Gulfstream International Airlines, Inc. Attn: President 3201 Griffin Road, 4th Floor Ft. Lauderdale, Florida 33312 Fax: 954-985-5244
     16.3 The designated addresses of both parties must be located within the United States of America.
ARTICLE 17: LESSEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS
17.1	Lessee represents, warrants and covenants to Lessor each of the following:
(A)	Lessee is a limited liability company duly organized, validly existing and in good standing under the laws of the state in which it is formed, and is duly qualified and authorized to do business wherever the nature of its activities or the ownership of its properties require such qualification and authorization.

(B)	Lessee has the full power, authority and legal right to execute, deliver and perform the terms of this Lease. This Lease has been duly authorized by all necessary corporate action of Lessee and constitutes a valid and binding obligation of Lessee, enforceable in accordance with its terms.

(C)	There is no law, nor any charter, bylaw or preference share provision of Lessee, nor any provision in any existing mortgage, indenture, contract or agreement binding upon Lessee, which would be contravened by the execution, delivery or performance by Lessee of this Lease.

(D)	No consent of the shareholders or of any trustee or holder of any indebtedness of Lessee is or will be required as a condition to the validity of this Lease or, if required, all such consents have been duly obtained and certified copies thereof shall be delivered to Lessor.
(E)	No registration with, or approval of, any governmental agency or commission is necessary for the execution, delivery or performance by Lessee of the terms of this Lease or for the validity hereunder; or, if required, all such registrations and approvals have been duly made or obtained and certified copies thereof shall be delivered to Lessor.

(F)	There are no outstanding or unpaid judgments against Lessee, with the exception of those already disclosed to Lessor, and there is no action or proceeding pending or, insofar as Lessee knows, threatened against Lessee before any Court or administrative agency which in Lessee’s reasonable opinion might have any material adverse effect on the business, condition or operations of Lessee except as disclosed by Lessee to Lessor at time of execution of this Lease.

(G)	Lessee is the holder of Air Carrier Certificate No. GUUA428B issued pursuant to 14 CFR §121 or 135, or other such certificates that may be deemed to replace the aforementioned certificate by the FAA.
ARTICLE 18: DISPUTES
18.1	In the event any dispute, claim or controversy arising under or in connection with this Lease results in litigation between Lessor and Lessee, then the successful party in the litigation shall be entitled to recover its reasonable attorneys’ fees in prosecuting and/or defending the litigation.
ARTICLE 19: MISCELLANEOUS
19.1	This Lease may not be amended except in writing signed by duly authorized representatives of both parties.

19.2	Any forbearance or indulgence by Lessor hereunder shall not constitute a waiver of any of Lessor’s rights or remedies.

19.3	Any provision of this Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition; however, such unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.4	Time is of the essence with respect to all of the provisions of this Lease.

19.5	The headings to the various Articles herein are for convenience only and do not define or limit the terms thereof.

19.6	If Lessee fails to pay or perform any obligations payable or performable under this Lease, Lessor may, at its option, cure such failure at Lessee’s expense.

19.7	THIS LEASE IS MADE AND ENTERED INTO IN THE STATE OF FLORIDA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS LEASE SHALL BE BROUGHT IN EITHER THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA AT MIAMI, FLORIDA, OR IN THE STATE COURT (TO THE EXCLUSION OF ALL OTHER COURTS. THE PARTIES CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN ANY SUCH PROCEEDINGS. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS LEASE.

19.8	This Lease constitutes the entire agreement between and among the parties with respect to the subject matter hereof. All Exhibits attached to this Lease are hereby incorporated as an integral part of this Lease. There are no verbal understandings, agreements, representations or warranties between the parties which are not expressly set forth herein. This Lease supersedes and merges all prior agreements and understandings between the parties, both written and oral.

19.9	This Lease and the Exhibits attached hereto are confidential between Lessor and Lessee. The terms and conditions set forth herein may not be disclosed in any fashion, either in whole or in part, to any third party (excluding governmental authorities and the disclosing party’s legal counsel, financial institution and accountants) unless the party desiring to make such disclosure first obtains the express written approval of the other party.
          IN WITNESS OF the mutual promises, covenants and agreements set forth above, the parties have caused their duly authorized officers to execute this Lease at Ft. Worth, Texas, on the date and year indicated below.

CSC APPLIED TECHNOLOGIES LLC		GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/	By:	/s David F. Hackett

Date of Execution: 06/02/06		Date of Execution:

“Lessor”		“Lessee”

Exhibit A
Stipulated Aircraft Value
$[*]

Exhibit B
Certificate of Final Acceptance
This Certificate of Final Acceptance is given on the date set out below by Gulfstream International Airlines, Inc. (“Lessee”) to COMPUTER SCIENCES CORPORATION (“Lessor”) pursuant to the Operating Lease Agreement dated June 8, 2006 between Lessor and Lessee (the “Lease”). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Lease.
1.	DETAILS OF THE ACCEPTANCE
Lessee hereby confirms to Lessor that Lessee has, on this 15th day of May, 2006, at Ft. Lauderdale, Florida, Florida, accepted the following, in the condition required and in accordance with the provisions of the Lease:

(a)	Aircraft:	Beechcraft 1900D
Serial Number: UE-27
FAA Registration No.: N46AR

(b)	Engines:	Pratt & Whitney PT6A-67D
	Engine Serial Numbers:	Left: PCE114059
Right: PCE114122

(c)	Propellers:	Hartzell
	Propeller Serial Numbers:	Left: HJ113,
Right: HJ1164
(d)	Loose Equipment Check List and Manuals & Records, log books and last totaled maintenance listing of parts inventory currently installed as leased per list signed by Lessor and Lessee and attached hereto
2.	CONFIRMATION
Lessee confirms to Lessor that as at the time indicated above, being the Delivery:
(a)	the representations and warranties contained in the Lease are hereby repeated;

(b)	the aircraft is insured as required by the Lease; and

(c)	Lessee’s authorized technical experts have thoroughly examined and inspected the Aircraft to ensure the aircraft conforms to Lessee’s requirements. The Aircraft is in accordance with the specifications of the Lease and satisfactory in all respects.
3.	IN WITNESS WHEREOF
Lessee has, by its duly authorized representative, executed this Certificate on the date in Paragraph 1 above.

18

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:
Print Name:
Title:

19

Exhibit B
Certificate of Final Acceptance
This Certificate of Final Acceptance is given on the date set out below by Gulfstream International Airlines, Inc. (“Lessee”) to COMPUTER SCIENCES CORPORATION (“Lessor”) pursuant to the Operating Lease Agreement dated May 15, 2006 between Lessor and Lessee (the “Lease”). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Lease.
1.	DETAILS OF THE ACCEPTANCE
Lessee hereby confirms to Lessor that Lessee has, on this 15th day of May, 2006, at Ft. Lauderdale, Florida, Florida, accepted the following, in the condition required and in accordance with the provisions of the Lease:

(a)	Aircraft:	Beechcraft 1900D
		Serial Number: UE-12	TSN 10,385.3
FAA Registration No.: N45AR
CSN 13,675
(b)	Engines:	Pratt & Whitney PT6A-67D
	Engine Serial Numbers:	Left: PCE114130
Right: PCE114064

(c)	Propellers:	Hartzell
	Propeller Serial Numbers:	HJ55, HJ36
(d)	Loose Equipment Check List and Manuals & Records, log books and last totaled maintenance listing of parts inventory currently installed as leased per list signed by Lessor and Lessee and attached hereto
2.	CONFIRMATION
Lessee confirms to Lessor that as at the time indicated above, being the Delivery:
(a)	the representations and warranties contained in the Lease are hereby repeated;

(b)	the aircraft is insured as required by the Lease; and

(c)	Lessee’s authorized technical experts have thoroughly examined and inspected the Aircraft to ensure the aircraft conforms to Lessee’s requirements. The Aircraft is in accordance with the specifications of the Lease and satisfactory in all respects.
3.	IN WITNESS WHEREOF
Lessee has, by its duly authorized representative, executed this Certificate on the date in Paragraph 1 above.

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/ Wayne R. Moday

Print Name:	Wayne R. Moday

Title:	DQC

AIRCRAFT RECORDS & MANUALS
N45AR            S/N UE-12         DATE 05/17/2006
The following documents were received this date from Computer Sciences Corporation:
•	Old And New Maintenance Log

•	Structural Inspection Log

•	Current Camp Log

•	Weight And Balance & 337 Log

•	Interior Records

•	Two Sets Wiring Diagrams

•	Two Engine Logs S/N 114130 And S/N 114064

•	Two Prop Logs S/N HJ55 And S/N HJ36

•	Interior Data

•	Tcas Data

•	Original Aircraft Log Book

•	Original Aircraft Flight Log Book

•	Original Aircraft Maintenance Log

•	One Box 100 Hour Inspections

•	Four Boxes Flight Files

•	Four Boxes Work Orders

•	Complete AD File

•	Complete SB File

•	Component Files

•	IPC Aircraft And Engines

•	Component Maintenance Manual

•	P&W Maintenance Manuals

•	Beech Maintenance Manual

•	Structural Inspection Manual

•	Cargo Liners And Nets

•	Prop Bra’s And Plugs & SB For Nine Seat Operation

Computer Science Services:

Mike Fisher	D.O.M.	/s/ Mike Fisher

NAME	TITLE	SIGNATURE

Gulfstream International Airlines

W. R. Moday	DQC	/s/ W. R. Moday

NAME	TITLE	SIGNATURE

1